EXHIBIT 4.3

                      2002 NONSTATUTORY STOCK OPTION PLAN

                          TIMEBEAT.COM ENTERPRISES INC.

                       2002 NONSTATUTORY STOCK OPTION PLAN


The following constitutes the provisions of the Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan.

1.       PURPOSES OF THE PLAN.  The purposes of the Plan are:

         o to attract and retain the best available personnel for positions of substantial responsibility,

         o to provide additional incentive to Employees and Consultants, and

         o      to promote the success of the Company's business.

         Options granted under the Plan will be Nonstatutory Stock Options. Restricted Stock may also be granted under the Plan.

2.       DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

         (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Restricted Stock will be granted under the Plan.

         (c) "Award" means, individually or collectively, a grant under the Plan of Nonstatutory Stock Options or Restricted Stock.

         (d) "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

         (e)      "Board" means the Board of Directors of the Company.

         (f)      "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

         (h)      "Common Stock" means the common stock of the Company.


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 1 of 10

         (i)      "Company"  means  Timebeat.com  Enterprises  Inc.,  a   Nevada
                  corporation.

         (j) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

         (k)      "Director" means a member of the Board.

         (l) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

         (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or if there were no sales on such date, the closing sales price for such stock as quoted on such exchange or system on the last market trading day prior to the date of determination;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (iii)    In  the  absence  of  an  established  market for the
                           Common  Stock,  the  Fair  Market   Value  shall   be
                           determined in good faith by the Administrator.

         (p) "Nonstatutory Stock Option" means a stock option to purchase Shares that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 2 of 10

         (q) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

         (r)      "Optioned Stock" means the Common Stock subject to an Option.

         (s)      "Parent"  means  a  "parent  corporation,"  whether  now    or
                  hereafter existing, as defined in Section 424(e) of the Code.

         (t)      "Participant"  means a Service Provider who has an outstanding
                  Award.

         (u) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 10, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

         (v) "Plan" means this 2002 Nonstatutory Stock Option Plan, as amended from time to time.

         (w) "Restricted Stock" means shares of Common Stock granted to a Participant pursuant to Section 10.

         (x)      "Service Provider" means an Employee or Consultant.

         (y) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (z) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that are available for issuance under the Plan is 3,000,000 Shares. Such Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or pursuant to a grant of Restricted Stock, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares again shall become available for future grant or sale under the Plan.



Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 3 of 10

4.       ADMINISTRATION OF THE PLAN.

         (a)      ADMINISTRATION.  The  Plan  shall be administered  by  (i) the
                  Board,  or  (ii)  a  committee,  which   committee  shall   be
                  constituted to satisfy Applicable Laws.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i)      to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Awards may be granted hereunder;

                  (iii) to determine the number of Shares to be covered by each Award granted hereunder;

                  (iv)     to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price of any Option, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi) to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock shall have declined since the date the Option was granted;

                  (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

                  (ix) to modify or amend each Award (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                  (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 4 of 10 an Option or with respect to a grant of Restricted Stock that number of Shares having a Fair Market
                           Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                  (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

                  (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. ELIGIBILITY. Options and/or Restricted Stock may be granted to Service Providers.

6.       LIMITATIONS.

         (a) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

         (b)      The following limitations shall apply to grants of Options:

                  (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                  (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

                  (iii)    The   foregoing   limitations   shall   be   adjusted
                           proportionately in connection with any change in the Company's capitalization as described in Section 11.

                  (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
                           11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 5 of 10 price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. TERM OF OPTION. The term of each Option shall be determined by the Plan Administrator and stated in the Award Agreement.

8.       OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) EXERCISE PRICE. The Exercise Price of the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator.

         (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

         (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                  (i)      cash;

                  (ii)     check;

                  (iii)    promissory note;

                  (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant for more than six (6) months (or any shorter period necessary for the
                           Company to avoid a charge to its earnings for financial reporting purposes) on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Option shall be exercised;

                  (v)      consideration   received   by  the  Company  under  a
                           cashless exercise program implemented by the Company in connection with the Plan;

                  (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                  (vii)    any combination of the foregoing methods of payment.

         (d) GRANT OF RELOAD OPTIONS. The Plan Administrator may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a "Reload Option") for a number of shares of stock equal to the number of


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 6 of 10

                  Shares tendered to exercise the previously granted Option. As determined by the Administrator, each Reload Option shall (a) have a grant date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the grant date.

9. EXERCISE OF OPTION. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the terms of the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment of the aggregate Exercise Price of the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

         Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

10.      RESTRICTED STOCK.

         (a) GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of such Shares to be granted to each Participant.

         (b) RESTRICTED STOCK AGREEMENT. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 7 of 10

         (c) TRANSFERABILITY. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

         (d) OTHER RESTRICTIONS. The Administrator, in its sole discretion, may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

         (e) LEGEND ON CERTIFICATES. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Administrator may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

                  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Timebeat.com Enterprises Inc."

         (f) REMOVAL OF RESTRICTIONS. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 10(e) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

         (g) VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

         (h) DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

         (i) RETURN OF RESTRICTED STOCK TO THE COMPANY. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 8 of 10

11. ADJUSTMENTS IN AWARDS AND AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Administrator shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Section 6(b)(i) and (ii), in such manner as the Administrator (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards.

12. DATE OF GRANT. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

13.      TAX WITHHOLDING.

         (a) WITHHOL DING REQUIREMENTS. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

         (b) WITHHOLDING ARRANGEMENTS. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the minimum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

14.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant without his or her consent, unless mutually agreed otherwise between the Participant and the




Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan - page 9 of 10

                  Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.      CONDITIONS UPON ISSUANCE OF SHARES.

         (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or grant of Restricted Stock unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. NONTRANSFERABILITY OF AWARDS. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


IN WITNESS WHEREOF, Timebeat.com Enterprises Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                                          TIMEBEAT.COM ENTERPRISES INC.



Dated: September 11, 2002                 By:  /s/ Thomas L. Crom
                                             -----------------------------------


Timebeat.com Enterprises Inc. 2002 Nonstatutory Stock Option Plan -page 10 of 10